                                            Wachovia Asset Securitization Issuance, LLC
                                                               Series 2003-HE3
                                                       Statement to Securityholders                                                             Distribution Date: 11/25/05

                                                              Distribution Summary

                                               Original        Beginning                                               Unpaid                             Ending
                                  Certificate  Certificate     Certificate                                             Principal     Total             Certificate
        Class             Cusip     Rate        Balance         Balance               Interest        Principal        Amount      Distribution          Balance
            A           92975TAA2 4.287500%     500,000,000.00 279,871,630.29          1,033,289.95    10,838,917.03          0.00  11,872,206.98      269,032,713.26
   Factors per Thousand                                             559.74326058           2.06657990      21.67783406                   23.74441396         538.06542652
    Certificate            n/a    0.000000%               0.00   5,222,390.43            406,242.12             0.00          0.00     406,242.12         5,222,390.43

   Totals                                       500,000,000.00 279,871,630.29          1,439,532.07   10,838,917.03          0.00   12,278,449.10      269,032,713.26

Wachovia Bank, National Association
Structured Finance Trust Services                                                                                                                      Patricia Glemba
401 South Tryon Street, 12th Floor                                                                                                                         Trust Officer
Charlotte, North Carolina 28288-1179                                                                                                                       (704) 383-6118
www.firstlinkabs.com                                                                                                               Patricia.Glemba@Wachovia.com

                                                                             - Page 1 -

                                          Bond Interest Information

                          Type of        Accrual                            Moody's            S & P           Fitch
 Class         Cusip      Certificate     Period   LIBOR        Margin   Original Rating* Original Rating* Original Rating

   A         92975TAA2  Senior/Variable   31/360   4.03750%     0.25000%       Aaa             AAA              n/a

Certificate     n/a        Residual         -           -           -            -               -               -

    0

                                                    - Page 2 -

                       Bond Interest Information

                        Current               Outstanding            Current              Current
Class      Cusip      Interest Due       Interest Carryforward Interest Carryforward  Carryforward Paid

 A       92975TAA2    1,033,289.95                0.00                  0.00                0.00

                                    - Page 3 -

                    Collection Activity

Interest
Interest Collected                            1,588,640.67
(Additional Balance Interest)                         0.00
(Relief Act Shortfalls)                               0.00

Total Interest Collected                      1,588,640.67

Principal
Principal Collected                          17,861,254.53
Net Liquidation Proceeds                              0.00
Substitute Adjustment Amount                          0.00
Other Principal Collected                             0.00
(Additional Balance Increase)                         0.00
(Draw Amounts)                               (7,022,337.50)

Total Principal Collected                    10,838,917.03

Additional Funds
Additional Funds from the Funding Account             0.00
Draws from the Policy                                 0.00
Yield Maintenance Payment                             0.00

Total Additional Funds Collected                      0.00

Total Available Collections                  12,427,557.70

                             - Page 4 -

                     Collateral Information

                           Periodic Information

Beginning Collateral Balance                          285,094,020.72
Ending Collateral Balance                             274,255,103.69
Current Liquidation Loss Amounts                          0.00
Cumulative Liquidation Loss Amounts                    225,652.34
Gross WAC                                                6.580%
Net WAC                                                  6.386%
WAM                                                       195
AGE                                                       39
Gross CPR                                               53.994%
Net CPR                                                 37.194%
Draw Rate                                               25.865%

                          Original Information

Collateral Balance                                    500,007,015.50
Number of Loans                                           9,940
Gross WAC                                                4.118%
WAM                                                        234
LIBOR                                                   1.12000%

                    Overcollateralization Information

Overcollateralization Target Amount                   5,222,390.43
Beginning Overcollateralization Amount                5,222,390.43
Ending Overcollateralization Amount                   5,222,390.43
Overcollateralization Increase                            0.00
Overcollateralization Decrease                            0.00

                                - Page 5 -

          Additional Account Activity

                     Funding Account
Beginning Balance                          0.00

Interest Earnings                          0.00

Deposits                                   0.00

Withdrawals                                0.00

Interest Earnings to Collection Account    0.00

Ending Balance                             0.00

                          - Page 6 -

                            Delinquency Information

Delinquent:                         #                  $           %

               30-59 Days           11            614,483.32     0.224%
               60-89 Days           1             34,524.74      0.013%
               90-119 Days          3             410,719.28     0.150%
               120-149 Days         0               0.00         0.000%
               150-179 Days         2             38,224.20      0.014%
                180+ Days           3             222,390.43     0.081%

                 Total              20           1,320,341.97    0.481%

Foreclosure:                        #                  $           %

                                    5             260,614.60     0.095%

REO:                                #                  $           %

                                    0               0.00         0.000%

                                    - Page 7 -

                                                  Additional Reporting Items

                          Fees                                                                 Additional Information

Servicing Fee                           118,789.18                 # of Loans using a Promotional Rate                             0
Enhancer Premium                        30,319.43                  Promotional Advances                                         0.00
Indenture Trustee Expenses                   0.00                  3 Largest Mortgage Loan Balances                      2,501,968.01
Paying Agent Expenses                        0.00                  Additional Balances created during the first
                                                                    Rapid Amortization Period                                   0.00
Total Fees                              149,108.60                 Cumulative Liquidation Loss Amount %                       0.045%
                                                                   Cumulative Subsequent Mortgage Loans                         0.00
                                                                   Deficiency Amount                                            0.00
                                                                   Draws from Policy not yet Reimbursed                         0.00
                                                                   Percentage Interest Class A                               100.00%
                                                                   Stepdown Cumulative Loss Test Met? (Yes / No)                 Yes
                                                                   Stepdown Date Active (Yes / No)                                No
                  Amortization Period                              Stepdown Delinquency Test Met? (Yes / No)                     Yes

Revolving (Yes / No)                           No
Managed Amortization (Yes / No)               Yes
Rapid Amortization (Yes / No)                  No

                                                            - Page 8 -